UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2015 (December 22, 2014)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 22, 2014, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of the Aloft Philadelphia Airport (the “Aloft Philadelphia”), a 136-room select service hotel and the Four Points by Sheraton Philadelphia Airport (the “Four Points by Sheraton Philadelphia”), a 177-room select service hotel (the “Philadelphia Airport Hotels”).

The Current Report on Form 8-K filed on December 22, 2014 was filed without the requisite financial information regarding the Philadelphia Airport Hotels. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Additionally, on December 22, 2014, the company also disclosed the purchase of a land parcel adjacent the Four Points by Sheraton Philadelphia (the “Land Parcel”) and the acquisition of a 10.0% membership interest in a joint venture (the “Joint Venture”) that acquired the Sheraton Suites Philadelphia Airport, a 250-room select service hotel. No financial information was required for the Land Parcel since it is an asset or the Joint Venture since it is accounted for under the cost method of accounting.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Philadelphia Airport Hotels

Combined Financial Statements

Report of Independent Registered Public Accounting Firm

Combined Balance Sheets as of September 30, 2014 and December 31, 2013

Combined Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013

Combined Statements of Members’ Equity for the nine months ended September 30, 2014 and year ended December 31, 2013

Combined Statements of Cash Flows for the nine months ended September 30, 2014 and the year ended December 31, 2013

Notes to Combined Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2013

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: March 3, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

PHILADELPHIA AIRPORT HOTELS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

We have audited the accompanying combined balance sheets of the select service hotels doing business as the Aloft by Starwood and the Four Points by Sheraton, both located in Philadelphia, Pennsylvania, (the “Philadelphia Airport Hotels” or the “Company”) as of September 30, 2014 and December 31, 2013 and the related combined statements of operations, members’ equity and cash flows for the nine months ended September 30, 2014 and the year ended December 31, 2013. The financial statements are the responsibility of the Philadelphia Airport Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Philadelphia Airport Hotels is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Philadelphia Airport Hotels’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Philadelphia Airport Hotels as of September 30, 2014 and December 31, 2013 and the combined results of its operations and its cash flows for the nine months ended September 30, 2014 and the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

On December 17, 2014, the Philadelphia Airport Hotels was sold to an unrelated third party. Refer to Note 6 to the combined financial statements for further detail.

/s/ EisnerAmper LLP

March 3, 2015

Iselin, New Jersey

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PHILADELPHIA AIRPORT HOTELS

 COMBINED BALANCE SHEETS

	As of September 30, 2014	As of December 31, 2013

ASSETS
Real estate, net	$22,000,000	$33,608,904
Cash	181,530	193,615
Accounts receivable, net of allowance of $11,000 and $10,000, respectively	486,390	493,762
Prepaid expenses and other assets	172,857	56,353
Due to/from related party, net	8,754,266	7,212,310

Total assets	$31,595,043	$41,564,944

LIABILITIES AND MEMBERS' EQUITY

Accounts payable	$56,429	$27,063
Accrued expenses	578,606	410,912

Total liabilities	635,035	437,975

Commitments and contingencies (See Note 5)

Members' equity	30,960,008	41,126,969

Total liabilities and members' equity	$31,595,043	$41,564,944

See accompanying notes to combined financial statements.

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PHILADELPHIA AIRPORT HOTELS

COMBINED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013

Revenues:
Rooms	$6,445,672	$9,084,110
Food and Beverage	118,135	$198,425
Other	313,000	346,737

Total revenues	6,876,807	9,629,272

Operating expenses:
Rooms	2,485,117	3,192,870
General and administrative	919,712	1,676,166
Marketing and sales	370,674	671,761
Property operation and maintenance	635,614	785,165
Utilities	372,319	475,833
Real estate taxes and insurance	378,904	504,109
Depreciation expense	1,224,868	1,968,473
Impairment loss on long-lived assets	10,406,226	-
Other operating expenses	250,334	301,217

Total operating expenses	17,043,768	9,575,594

Operating (loss)/income	(10,166,961)	53,678

Net (loss)/income	$(10,166,961)	$53,678

See accompanying notes to combined financial statements.

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PHILADELPHIA AIRPORT HOTELS

COMBINED STATEMENTS OF MEMBERS’ EQUITY

Balance, December 31, 2012	$41,073,291
Net income	53,678

Balance, December 31, 2013	$41,126,969

Net loss	(10,166,961)

Balance, September 30, 2014	$30,960,008

See accompanying notes to combined financial statements.

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PHILADELPHIA AIRPORT HOTELS

COMBINED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(10,166,961)	$53,678
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation	1,224,868	1,968,473
Impairment loss on long-lived assets	10,406,226	-
Other non-cash adjustments
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	7,372	(80,055)
(Incecrease)/decrease in prepaid expenses and other assets	(116,504)	291,732
Increase in due to/from related party, net	(1,541,956)	(2,174,299)
Increase/(decrease) in accounts payable	29,366	(21,354)
Increase in accrued expenses	167,694	5,593

Net cash provided by operating activities	10,105	43,768

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of real estate	(22,190)	(19)

Net cash used in investing activities	(22,190)	(19)

Net (decrease)/increase in cash	(12,085)	43,749
Cash at beginning of year	193,615	149,866

Cash at end of year	$181,530	$193,615

See accompanying notes to combined financial statements.

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PHILADELPHIA AIRPORT HOTELS

Notes to Combined Financial Statements

1. Background and Organization

The combined financial statements, which consist of the Aloft Philadelphia Airport (the “Aloft Philadelphia”), a 136-room select service hotel constructed in 2008 and the Four Points by Sheraton Philadelphia Airport (the “Four Points by Sheraton Philadelphia”), a 177-room select service hotel constructed in 1985 (the “Philadelphia Airport Hotels” or the “Company”), present the financial position, results from operations and cash flows of the Company.

The Aloft Philadelphia and the Four Points by Sheraton Philadelphia are owned and operated, through subsidiaries, by Starwood Hotels & Resorts Worldwide, Inc. (“Starwood’), a Maryland corporation.

2. Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements are prepared on the accrual basis of accounting in accordance with accounting principals generally accepted in the United States of America (GAAP).

Basis of Combination

The accompanying combined financial statements include the accounts of the Philadelphia Airport Hotels on a combined basis. All intercompany balances and transactions have been eliminated when combined.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is carried at cost less impairment losses and accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

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Classification	Years

Hotel and improvements	39
Furniture, fixtures and equipment	7

Maintenance, minor repairs and replacements are expensed when incurred.

Management evaluates the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. The long-lived assets of the Philadelphia Airport Hotels are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

As a result of the sale of the Philadelphia Airport Hotels, the Company conducted an impairment evaluation which resulted in a loss on impairment of long lived assets of approximately $10.4 million for the nine months ended September 30, 2014. The impairment charge represents the difference between the carrying value of the assets and the estimated fair value based on the aggregate consideration received from the sale of the Philadelphia Airport Hotels. (See Note 6)

Cash

The Philadelphia Airport Hotels maintains their cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Philadelphia Airport Hotels have not experienced any losses in such accounts.  The Philadelphia Airport Hotels believe they are not exposed to any significant credit risk on its cash.

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

The Philadelphia Airport Hotels’ revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur. Other revenue (such as telephone, food/beverage and parking) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses as reported in the accompanying combined balance sheets approximate their fair values based on the short maturity of these instruments.

Income Taxes

The Company is a limited liability company that has elected to be taxed as a partnership for Federal and state income tax purposes. Accordingly, Federal and state taxable income is reportable on the income tax return of the Member. As a result of the entity being taxed as a partnership, there is no federal or state income tax provision.

As of September 30, 2014 and December 31, 2013, the Company had no material uncertain income tax positions. The tax years subsequent to and including 2011 remain open to examination by the major taxing jurisdictions to which the Company is subject.

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3. Real Estate

Real estate was comprised of the following:

	As of September 30, 2014	As of December 31, 2013

Land and improvements	$1,900,000	$1,900,000
Hotel and improvements	17,900,000	39,744,424
Furniture, fixtures and equipment	2,200,000	8,744,389

Total real estate	22,000,000	50,388,813
Less: accumulated depreciation	-	(16,779,909)

Real estate, net	$22,000,000	$33,608,904

As a result of the sale of the Philadelphia Airport Hotels, the Company conducted an impairment evaluation which resulted in a loss on impairment of long lived assets of approximately $10.4 million for the nine months ended September 30, 2014. The impairment charge represents the difference between the carrying value of the assets and the estimated fair value based on the aggregate consideration received from the sale of the Philadelphia Airport Hotels. (See Note 6)

4. Related Party Transactions

Starwood provides various services to its company-owned hotels.  Such services include centralized cash management for receivables and payables, payroll, information technology and legal.  Expenditures incurred by Starwood in providing these services are allocated to its company-owned hotels and such expenses are included in operating expenses in the combined statements of operations.

Advances to/from the Company’s owner, Starwood and certain subsidiaries of Starwood, are noninterest bearing, unsecured and have no specified terms of repayment and are included in Due to/from related party, net on the combined balance sheets.

5. Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of September 30, 2104 and December 31, 2013, the Philadelphia Airport Hotels is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

6. Subsequent Events

On December 17, 2014, Starwood Hotels & Resorts Worldwide, Inc., through subsidiaries, completed the disposition of the Philadelphia Airport Hotels for aggregate consideration of approximately $22.0 million, excluding transaction costs, plus additional consideration of up to $5.0 million contingent upon the achievement of certain prescribed rate of return or occurrence of a capital transaction, as defined.

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LIGHTSTONE VALUE PLUS REAL ESTATE TRUST II, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 17, 2014, the Company completed the portfolio acquisition of the Aloft Philadelphia Airport (the “Aloft - Philadelphia”), a 136-room select service hotel and the Four Points by Sheraton Philadelphia Airport (the “Four Points by Sheraton - Philadelphia”), a 177-room select service hotel (the “Philadelphia Airport Hotels”) from an unrelated third party.

The aggregate purchase price for the Philadelphia Airport Hotels was approximately $22.0 million. The acquisition was funded with cash. Additionally, in connection with the acquisition, our Advisor received an acquisition fee equal to 0.95% of the contractual purchase price, approximately $0.2 million.

The acquisition of the Philadelphia Hotel Portfolio was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Philadelphia Hotel Portfolio has been allocated to the assets acquired based upon their preliminary fair values as of the date of the acquisition. Approximately $5.5 million was allocated to land and improvements, $14.7 million was allocated to building and improvements, and $1.8 million was allocated to furniture and fixtures and other assets.

The pro forma allocation of the Philadelphia Airport Hotels value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Philadelphia Airport Hotels value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 is based on the Company’s historical consolidated balance as of September 30, 2014 and reflects the acquisition of the Philadelphia Airport Hotels as if it had occurred on September 30, 2014.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 is presented as if the Company’s acquisition of the Philadelphia Airport Hotels had been completed as of January 1, 2013.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, our Annual Report on Form 10-K for the year ended December 31, 2013 and the financial information and notes thereto of the Philadelphia Airport Hotels included elsewhere herein. The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2013, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries	Philadelphia Airport Hotels	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$79,898	$22,000	(22,000	)(a)
			22,000	(b)	101,898
Investments in unconsolidated affiliated entities	3,680	-	-		3,680
Cash and cash equivalents	76,593	182	(182	)(a)
			(22,200	)(b)	54,393
Marketable securities, available for sale	18,357	-	-		18,357
Restricted escrows and deposits	2,937	-	-		2,937
Due from Sponsor	29	-	-		29
Due to/from related party, net	-	8,754	(8,754	)(a)	-
Prepaid expenses and other assets	1,828	659	(659	)(a)	1,828

Total assets	$183,322	$31,595	$(31,795)		$183,122

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$4,171	$635	$(635	)(a)	$4,171
Margin loan	6,290	-			6,290
Mortgages payable	23,889				23,889
Distributions payable	2,241	-			2,241

Total liabilities	36,591	635	(635)		36,591

Total Company's stockholders'/members' equity/(deficit)	138,370	30,960	(30,960	)(a)
			(200	)(b)	138,170

Noncontrolling interests	8,361	-	-		8,361

Total stockholders'/members' equity/(deficit)	146,731	30,960	(31,160)		146,531

Total liabilities and members' equity/(deficit)	$183,322	$31,595	$(31,795)		$183,122

The accompanying notes are an integral part of these unaudited consolidated financial statements.

10

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries	Philadelphia Airport Hotels	Pro Forma Adjustments		Pro Forma

Rental revenue	$16,277	$6,877	$-		$23,154

Expenses:
Property operating expenses	10,179	3,743	-		13,922
Real estate taxes	566	379	-		945
General and administrative costs	1,525	1,291	168	(d)
			206	(e)
			378	(f)	3,568
Impairment on long-lived assets	-	10,406	-		10,406
Depreciation and amortization	2,427	1,225	(736	)(c)	2,916
Total operating expenses	14,697	17,044	16		31,757
Operating income/(loss)	1,580	(10,167)	(16)		(8,603)
Interest and dividend income	1,105	-	-		1,105
Gain on sale of marketable securities	112	-	-		112
Loss from investments in unconsolidated affiliated entities	(57)	-	-		(57)
Interest expense	(992)	-	-		(992)
Other expense, net	(15)		-		(15)
Net income	1,733	(10,167)	(16)		(8,450)
Less: net (income)/loss attributable to noncontrolling interest	(59)	-	-		(59)
Net income/(loss) applicable to Company's common shares	$1,674	$(10,167)	$(16)		$(8,509)

Net income per Company's common shares, basic and diluted	$0.16				$(0.80)
Weighted average number of common share outstanding, basic and diluted	10,629				10,629

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries	Philadelphia Airport Hotels	Pro Forma Adjustments		Pro Forma

Rental revenue	$13,058	$9,629	$-		$22,687

Expenses:
Property operating expenses	8,464	4,755	-		13,219
Real estate taxes	648	504	-		1,152
General and administrative costs	1,583	2,348	218	(d)
			289	(e)
			530	(f)	4,968
Depreciation and amortization	1,822	1,968	(1,316	)(c)	2,474
Total operating expenses	12,517	9,575	(279)		21,813
Operating income/(loss)	541	54	279		874
Interest and dividend income	856	-	-		856
Loss from investments in unconsolidated affiliated entities	(14)	-	-		(14)
Interest expense	(1,035)	-	-		(1,035)
Other expense, net	(241)	-	-		(241)
Bargain purchase gain	1,263	-	-		1,263
Net income/(loss) applicable to Company's common shares	1,370	54	279		1,703
Less: net (income)/loss attributable to noncontrolling interest	(40)	-	-		(40)
Net income/(loss) applicable to Company's common shares	$1,330	$54	$279		$1,663

Net income/(loss) per Company's common shares, basic and diluted	$0.21				$0.27

Weighted average number of common shares outstanding, basic and diluted	6,235				6,235

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) and the Aloft Philadelphia Airport (the “Aloft Philadelphia”), a 136-room select service hotel and the Four Points by Sheraton Philadelphia Airport (the “Four Points by Sheraton Philadelphia”), a 177-room select service hotel (the “Philadelphia Airport Hotels”) have been prepared based on the historical balance sheets of the Company and the Philadelphia Airport Hotels as of September 30, 2014, the historical consolidated statements of operations for the Company and the Philadelphia Airport Hotels for the nine months ended September 30, 2014 and the year ended December 31, 2013. Certain reclassifications have been made to the historical balances and operating results of the Philadelphia Airport Hotels to conform to the Company’s presentation.

The Company and the Philadelphia Airport Hotels employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the Philadelphia Airport Hotels have been made.

The acquisition of the Philadelphia Airport Hotels has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the Philadelphia Airport Hotels has been allocated to the assets acquired based upon their estimated preliminary fair values as of the date of the acquisition and has resulted in allocations of approximately $5.5 million, $14.7 million and $1.8 million to land and improvements, building and improvements and furniture and fixtures, respectively.

The pro forma allocation of the Philadelphia Airport Hotels value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Philadelphia Airport Hotels value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Philadelphia Airport Hotels. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on September 30, 2014 for balance sheet purposes and January 1, 2013 for statements of operations purposes and reflect the following pro forma adjustments:

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a)	To reflect the elimination of the historical balance sheet of the Philadelphia Airport Hotels as of September 30, 2014 as follows::

	Debit	Credit
Net investment property		22,000
Cash		182
Accounts receivable		486
Prepaid expenses and other assets		173
Due to/from related party		8,754
Accounts payable	56
Accrued expenses	579
Members' equity	30,960

	$31,595	$31,595

b)	Reflects the purchase of the Philadelphia Airport Hotels, as if it occurred on September 30, 2014. The adjustment includes (i) recording the properties at their preliminary fair value and (ii) $0.2 million of acquisition and related costs; as follows:

	Debit	Credit
Net investment property	$22,000	$-
Cash	-	22,200
Total Company's stockholders'/members' equity	-	(200)

	$22,000	$22,000

c)	Pro forma adjustment to depreciation to reflect the Company’s acquisition of the Philadelphia Airport Hotels as if it occurred on January 1, 2013. The adjustment for the nine months ended September 30, 2014 represents a decrease in depreciation of $0.7 million resulting from the Company’s basis in the estimated fair value of the assets of the Philadelphia Airport Hotels based on the preliminary allocation of the consideration paid, offset by the elimination of historical depreciation of $1.3 million. The adjustment for the year ended December 31, 2013 represents a decrease of depreciation of $1.2 million resulting from the Company’s basis in the estimated fair value of the assets of the Philadelphia Airport Hotels based on the preliminary allocation of the consideration paid offset by the elimination of historical depreciation of $2.0 million. Useful lives of 39 years for building depreciation and 7 years for FF&E were used in calculating the depreciation amounts.

d)	Pro forma adjustment to asset management fees to reflect the Company’s acquisition of the Philadelphia Airport Hotels as if it occurred January 1, 2013. The Company’s advisor receives an annual asset management fee of 0.95% of average invested assets. The pro forma adjustment to account for the additional asset management fee to reflect the acquisition as of January 1, 2013 totaled $0.2 million for the nine months ended September 30, 2014 and $0.2 million for the year ended December 31, 2013.

e)	Pro forma adjustment to property management fees to reflect the Company’s acquisition of the Philadelphia Airport Hotels as if it occurred January 1, 2013. In connection with the acquisition of the Philadelphia Airport Hotels, the Company entered into property management agreements with a property management company. The pro forma adjustment to account for the property management fee to reflect the acquisition as of January 1, 2013 totaled $0.2 million for the nine months ended September 30, 2014 and $0.3 million for the year ended December 31, 2013.

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f)	Pro forma adjustment to franchise fees to reflect the Company’s acquisition of the Philadelphia Airport Hotels as if it occurred January 1, 2013. In connection with the acquisition of the Philadelphia Airport Hotels, the Company entered into a 20-year franchise agreements with Starwood. The pro forma adjustment to account for the franchise fee to reflect the acquisition as of January 1, 2013 totaled $0.4 million for the nine months ended September 30, 2014 and $0.5 million for the year ended December 31, 2013.

3.      Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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